UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2009 (January 8, 2009)

Broadview Networks Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

333-96391
(Commission File Number)

11-3310798
(I.R.S. Employer Identification No.)

800 Westchester Avenue, Rye Brook, NY 10573
(914) 922-7000
(Address of principal executive offices and telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01 Regulation FD
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01	Regulation FD
On January 8, 2009, the Board of Directors (the “Board”) of Broadview Networks Holdings, Inc. (the “Company”) adopted resolutions appointing Richard W. Roedel and Michael K. Robinson as directors. In addition, Mr. Roedel will serve as the chairman of the audit committee of the Board.
Mr. Roedel spent much of his career with BDO Seidman LLP, an international accounting and consulting firm, where he ultimately served as Chairman and Chief Executive Officer. Mr. Roedel currently serves as director of Brightpoint, Inc., IHS Inc., Sealy Corporation, Lorillard, Inc. and Luna Innovations Incorporated. Mr. Roedel is chairman of the audit committees of Brightpoint, Sealy, Lorillard and Luna and a member of the audit committee of IHS. Mr. Roedel is also a board member of the Association of Audit Committee Members, Inc., a not-for-profit organization dedicated to strengthening audit committees. Mr. Roedel was on the board and chairman of the audit committee of Dade Behring Holdings, Inc. from October 2002 until November 2007 when Dade was acquired by Siemens AG. Mr. Roedel served in various capacities at Take-Two Interactive Software, Inc. from 2002 until 2005, including Chairman and Chief Executive Officer. From 1971 through 2000, he was employed by BDO Seidman LLP, becoming an audit partner in 1980, later being promoted in 1990 to Managing Partner in Chicago and then Managing Partner in New York in 1994 and finally in 1999 to Chairman and Chief Executive Officer. Mr. Roedel is a graduate of The Ohio State University and a CPA.
Mr. Robinson has served as President and Chief Executive Officer of Broadview since March 2005, and has led Broadview through its mergers and integrations with ATX Communications and InfoHighway Communications, and most recently Lightwave Communications. Prior to joining Broadview, Mr. Robinson was employed by US LEC Corp (now part of Paetec), where he served as EVP and CFO from 1998-2005. Prior to joining US LEC, Mr. Robinson served for 10 years as EVP and CFO for various units of Alcatel (now Alcatel Lucent) in the U.S. as well as being responsible for certain international duties. In addition, Mr. Robinson held various executive positions with Siecor (now Corning) and Windward International, and holds an M.B.A. from Wake Forest University.
In connection with Mr. Roedel’s appointment as a director and chairman of the audit committee of the Board, Mr. Roedel will receive $80,000 in annual cash compensation and approximately $40,000 in annual equity compensation or its equivalent in cash, as agreed to by the Board and Mr. Roedel.
Other than the foregoing, since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which either Mr. Roedel or Mr. Robinson had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
     The following exhibits are being filed with this Current Report on Form 8-K:
99.1	Press Release, dated January 9, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 9, 2009

BROADVIEW NETWORKS HOLDINGS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 9, 2009.